EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Granoff, President of Pomona Investment Fund (the “Registrant”), certify that to my knowledge:

1.	The Form N-CSR of the Registrant for the year ended March 31, 2018 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael Granoff
Michael Granoff
President and Principal Executive Officer
May 30, 2018

I, Joel Kress, Treasurer of the Pomona Investment Fund (the “Registrant”), certify that to my knowledge:

1.	The Form N-CSR of the Registrant for the year ended March 31, 2018 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Joel Kress
Joel Kress
Treasurer and Principal Financial Officer
May 30, 2018

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.